                            JOINT FILING INFORMATION

Reporting Person:     IROQUOIS CAPITAL MANAGEMENT LLC

Address:              641 LEXINGTON AVENUE
                      26TH FLOOR
                      NEW YORK, NY 10022

Designated Filer:     IROQUOIS CAPITAL MANAGEMENT LLC

Issuer and Symbol:    24HOLDINGS, INC. (TWFH)

Date of Event
Requiring Statement:  04/29/2013

Signature:            /s/Joshua Silverman, as Authorized Signatory
                      --------------------------------------------
                      Joshua Silverman, as Authorized Signatory

Reporting Person:     JOSHUA SILVERMAN

Address:              641 LEXINGTON AVENUE
                      26TH FLOOR
                      NEW YORK, NY 10022

Designated Filer:     IROQUOIS CAPITAL MANAGEMENT LLC

Issuer and Symbol:    24HOLDINGS, INC. (TWFH)

Date of Event
Requiring Statement:  04/29/2013

Signature:            /s/Joshua Silverman
                      -------------------
                      Joshua Silverman

Reporting Person:     RICHARD ABBE

Address:              641 LEXINGTON AVENUE
                      26TH FLOOR
                      NEW YORK, NY 10022

Designated Filer:     IROQUOIS CAPITAL MANAGEMENT LLC

Issuer and Symbol:    24HOLDINGS, INC. (TWFH)

Date of Event
Requiring Statement:  04/29/2013

Signature:            /s/Richard Abbe
                      ---------------
                      Richard Abbe